Filed Pursuant to Rule 424(b)(2)
Registration No. 333-276072

PROSPECTUS SUPPLEMENT

(To prospectus dated January 11, 2024)

$900,000,000 2024 Series A 5.650% Senior Notes due 2054

Eastern Energy Gas Holdings, LLC is offering $900,000,000 aggregate principal amount of its 2024 Series A 5.650% Senior Notes due 2054, which we refer to as the “Senior Notes.” Interest is payable on the Senior Notes semi-annually on April 15 and October 15 of each year, beginning on April 15, 2025. The Senior Notes will mature on October 15, 2054. We may redeem the Senior Notes at our option, in whole at any time or in part from time to time, before maturity at the redemption price as set forth in this prospectus supplement under “Supplemental Description of Senior Notes—Optional Redemption.”

The Senior Notes will be our senior unsecured obligations. The Senior Notes will rank equally with all of our other senior unsecured debt. The Senior Notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the Senior Notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

	Price to Investors(1)	Underwriting Discount(2)	Proceeds, Before Expenses, to Eastern Energy Gas Holdings, LLC(1)
Per Senior Note	99.927%	0.800%	99.127%
Total	$899,343,000	$7,200,000	$892,143,000

(1)	Plus accrued interest, if any, from October 9, 2024.
(2)	The underwriters have agreed to make a payment to us in an amount equal to $450,000 in respect of expenses incurred by us in connection with the offering. See “Underwriting (Conflicts of Interest).”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Senior Notes are a new issue of securities with no established trading market. We do not currently intend to list the Senior Notes on any securities exchange or to have the Senior Notes included in any automated quotation system. Currently, there is no public market for the Senior Notes.

The Senior Notes are expected to be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about October 9, 2024.

Joint Book-Running Managers

BofA Securities	MUFG	SMBC Nikko	Truist Securities	US Bancorp

BMO Capital Markets	CIBC Capital Markets	RBC Capital Markets

Co-Managers

BNY Mellon Capital Markets, LLC	Huntington Securities, Inc.	KeyBanc Capital Markets

Loop Capital Markets	Regions Securities LLC	TD Securities

The date of this prospectus supplement is October 7, 2024.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement contains information about Eastern Energy Gas Holdings, LLC, which we refer to as the “Company,” and the terms of the Senior Notes. This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add to, update or change information in the accompanying prospectus. If information in this prospectus supplement or in the information incorporated by reference is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference, will apply and will supersede that information in the accompanying prospectus.

In making your investment decision, you should read and consider the information contained in or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus issued by us. You should also read and consider the information in the documents we have referred you to in “Incorporation by Reference” on page S-27 of this prospectus supplement and “Where You Can Find More Information” on page 14 of the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. Neither we nor the underwriters take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein is accurate as of any date other than the date of such document.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. In this prospectus supplement, references to “we,” “us,” “our” and the “Company” refer to Eastern Energy Gas Holdings, LLC.

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the Senior Notes. You should carefully read this entire prospectus supplement, the accompanying prospectus, our financial statements and the notes thereto and the other documents incorporated by reference into this prospectus supplement, including the section entitled “Risk Factors,” before making an investment decision.

Eastern Energy Gas Holdings, LLC

We are a holding company, and together with our subsidiaries, conduct business activities consisting of Federal Energy Regulatory Commission (“FERC”)-regulated interstate natural gas transmission systems and underground storage operations in the eastern region of the U.S. and operate Cove Point LNG, LP (“Cove Point”), a liquefied natural gas export, import and storage facility. We own 75% of the limited partner interests and 100% of the general partner interest of Cove Point. In addition, we own a 50% noncontrolling interest in Iroquois Gas Transmission System, L.P., a 414-mile FERC-regulated interstate natural gas transmission system. We are an indirect wholly owned subsidiary of Berkshire Hathaway Energy Company (“BHE”). BHE is a holding company based in Des Moines, Iowa that owns subsidiaries principally engaged in the energy industry. BHE is a consolidated subsidiary of Berkshire Hathaway Inc.

Our principal office is located at 10700 Energy Way, Glen Allen, Virginia 23060. The telephone number is (804) 613-5100.

Transportation Contract Maturities

As we have previously disclosed, set forth below are the transportation contract maturities for Eastern Gas Transmission and Storage Inc. (“EGTS”) and Carolina Gas Transmission, LLC (“CGT”) as of December 31, 2023, based on maximum daily quantities in decatherms (Dths).

	2024-2025	2026-2028	2029-2030	2031 and thereafter
Eastern Gas Transmission and Storage Inc.(1)	21%	42%	16%	21%
Carolina Gas Transmission, LLC(2)	6%	68%	6%	20%

(1)

Approximately 76% of EGTS’s revenues for 2023 were derived from demand pull customers. As of December 31, 2023, EGTS’s top 15 customers, which constituted approximately 60.5% of its 2023 revenue, had a weighted average credit rating of BBB/Baa2.

(2)

As of December 31, 2023, the weighted average remaining contract term for CGT was nine years. Approximately 98% of its revenue through December 31, 2023 was based on demand charges. As of December 31, 2023, CGT had an approximately 100% subscription rate for transportation with approximately 94% locked in for two years or greater and approximately 20% locked in for seven years or greater. 100% of its revenues for 2023 were derived from demand pull customers. CGT’s top five customers, which constituted approximately 90% of its 2023 revenue, had a weighted average credit rating of BBB+/Baa1 as of December 31, 2023.

In addition, as we have previously disclosed, a majority of Cove Point’s revenue for 2023 is based upon long-term take or pay tolling contracts with two offtake customers supported by international investment-grade counterparties, each with an approximate 15-year remaining contract life.

THE OFFERING

Issuer	Eastern Energy Gas Holdings, LLC

Securities Offered	$900,000,000 aggregate principal amount of 5.650% Senior Notes due 2054.

Maturity Date	The Senior Notes will mature on October 15, 2054.

Interest Rate	The Senior Notes will bear interest from October 9, 2024 at the rate of 5.650% per year.

Interest Payment Dates	We will pay interest on the Senior Notes semi-annually on April 15 and October 15 of each year, beginning on April 15, 2025.

Record Dates	The record dates for the Senior Notes will be on the March 31 and September 30 prior to the next preceding Interest Payment Date.

Ranking	The Senior Notes will be senior unsecured obligations, will be senior to any future subordinated indebtedness and other liabilities, will rank equally with our other senior unsecured indebtedness and other liabilities from time to time outstanding, will be effectively junior to any secured debt to the extent of the value of the assets securing such debt and other liabilities and will be effectively junior to existing and future indebtedness and other liabilities of our subsidiaries. The Indenture contains no restrictions on the amount of additional indebtedness that we may incur. Additionally, because we are a holding company that conducts all of our operations through our subsidiaries, holders of Senior Notes will generally have a junior position to claims of creditors of our subsidiaries.

Indenture	The Senior Notes will be issued pursuant to an Indenture dated as of October 1, 2013, as supplemented by the Sixteenth Supplemental Indenture, to be dated as of October 9, 2024, and as further amended and supplemented from time to time prior to the date hereof, which we refer to as the “Indenture,” between us and Deutsche Bank Trust Company Americas, as trustee, which we refer to as the “Trustee.”

Company Obligations	Our obligations to pay the principal of, premium, if any, and interest on the Senior Notes are solely obligations of the Company and none of our direct or indirect parent companies nor any of their other subsidiaries or affiliates will guarantee or provide any credit support for our obligations on the Senior Notes.

Covenants	The Indenture under which the Senior Notes will be issued contains covenants restricting, among other things, our ability, subject to certain exceptions, to incur debt secured by liens or to merge or consolidate with another entity or sell substantially all of our assets to another person. See “Description of Debt Securities—Covenants” in the accompanying prospectus.

Optional Redemption	Prior to April 15, 2054 (six months prior to their maturity date), we may redeem the Senior Notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to, but not including, the redemption date (assuming the Senior Notes matured on April 15, 2054) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Senior Notes to be redeemed; plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after April 15, 2054 (six months prior to their maturity date), we may redeem the Senior Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

See “Supplemental Description of Senior Notes—Optional Redemption” in this prospectus supplement.

Use of Proceeds	We expect to receive net proceeds from this offering of approximately $892,143,000 (excluding accrued interest, if applicable), after deducting the underwriting discounts but before deducting our expenses in connection with the sale of the Senior Notes. We intend to use the net proceeds from the sale of the Senior Notes, together with other available funds, to refinance the Company’s (a) 2019 Series A 2.50% Senior Notes due 2024, maturing on November 15, 2024 in an aggregate outstanding principal amount of $600,000,000 (the “2019 Series A Notes”), and (b) 2014 Series B 3.60% Senior Notes due 2024, maturing on December 15, 2024 in an aggregate outstanding principal amount of $339,000,000 (the “2014 Series B Notes” and, together with the 2019 Series A Notes, the “Existing Notes”). See “Use of Proceeds”.

Conflicts of Interest	We are an indirect wholly-owned subsidiary of BHE, and BHE is a consolidated subsidiary of Berkshire Hathaway Inc., which owns more than 10% of the outstanding common stock of Bank of America Corporation, the parent company of BofA Securities, Inc. Therefore, BofA Securities, Inc. is deemed to have a conflict of interest under Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. Accordingly, this offering will be conducted in compliance with Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as the notes will be rated by one or more of the nationally recognized statistical rating organizations in one of the four highest generic rating categories. See “Underwriting (Conflicts of Interest).”

Clearance and Settlement	We will issue the Senior Notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company, or DTC. Beneficial interests in the Senior Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Trustee	Deutsche Bank Trust Company Americas

Risk Factors	Investment in the notes involves risks. You should carefully consider the information under “Risk Factors” beginning on page S-6 of this prospectus supplement and in Item 1A. Risk Factors under Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, incorporated by reference herein, as well as all other information in the prospectus supplement and accompanying prospectus, including information incorporated by reference herein and therein. See “Incorporation by Reference” on page S-27.

Governing Law	The Indenture provides, and the Senior Notes will provide, that they will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

Investment in the Senior Notes involves risks. Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. Potential investors should carefully consider the risk factors below in addition to the risks described in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein, as well as the other information in this prospectus supplement and the accompanying prospectus, and in any documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See “Where You Can Find More Information” in the accompanying prospectus. Additional risks and uncertainties that are presently not known or that are currently deemed immaterial may also materially harm our business, operating results and financial condition and could result in a loss on your investment. Capitalized terms used hereunder and not defined in this prospectus supplement have the meanings given to such capitalized terms in the accompanying prospectus, the Indenture or the Sixteenth Supplemental Indenture, as applicable.

The terms of the Indenture and our other outstanding debt do not prohibit us from incurring additional indebtedness that could have an adverse impact on our financial condition.

The terms of the Indenture, which governs our rights and obligations with respect to the Senior Notes, and the terms of our other outstanding debt, do not prohibit us from incurring indebtedness in addition to the Senior Notes. Accordingly, we could enter into acquisitions, refinancing, recapitalizations or other highly leveraged transactions that could significantly increase our total amount of outstanding indebtedness. The interest payments needed to service this increased level of indebtedness could have a material adverse effect on our operating results. A highly leveraged capital structure could also impair our overall credit quality, making it more difficult for us to finance our operations, and could result in a downgrade in the ratings of our indebtedness, including the Senior Notes, by credit rating agencies.

There is no existing market for the Senior Notes offered hereby and we cannot assure you that an active trading market will develop.

There is no existing market for the Senior Notes offered hereby and we cannot assure you that an active trading market will develop. If a market for the Senior Notes were to develop, future trading prices would depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. We do not intend to apply for listing or quotation of the Senior Notes on any securities exchange, stock market or automated system. As a result, it may be difficult for you to find a buyer for your Senior Notes at the time you want to sell them, and even if you find a buyer, you might not get the price you want.

The Senior Notes will be structurally subordinated to the obligations of our subsidiaries and this may limit our ability to satisfy our obligations under the Senior Notes.

The Senior Notes will be our senior unsecured obligations and will rank equally with all of our other indebtedness that is not expressly subordinated to the Senior Notes. We conduct substantially all of our operations through our subsidiaries. We do not have any material assets other than our direct and indirect ownership in the equity of our operating subsidiaries. As a result, our cash flow and our ability to service our debt, including our existing notes and the Senior Notes, are dependent upon the earnings of our subsidiaries. In addition, we are dependent on the distribution of earnings, loans or other payments by our subsidiaries to us. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any of our subsidiaries, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the Senior Notes, will be subject to the prior claims of such subsidiary’s creditors.

CAPITALIZATION

The following table sets forth our total capitalization (i) as of June 30, 2024 and (ii) as adjusted to give effect to the issuance of the Senior Notes and the use of proceeds therefrom. The following data should be read in conjunction with our financial statements and notes, which are incorporated by reference in this prospectus supplement.

	Actual	As Adjusted
	(Amounts in Millions)
Short-term debt	$21	$21
Current portion of long-term debt	1,050	150

Long-term debt	2,197	3,097

Total debt	3,268	3,268
Total member’s equity	6,500	6,500

Total capitalization	$9,768	$9,768

USE OF PROCEEDS

We expect to receive net proceeds from the sale of the Senior Notes of approximately $892,143,000 (excluding accrued interest, if applicable), after deducting the underwriting discounts but before deducting our expenses in connection with the sale of the Senior Notes. We intend to use the net proceeds from the sale of the Senior Notes, together with other available funds, to refinance the Company’s (a) 2019 Series A Notes, maturing on November 15, 2024 in an aggregate outstanding principal amount of $600,000,000, and (b) 2014 Series B Notes, maturing on December 15, 2024 in an aggregate outstanding principal amount of $339,000,000. See “Capitalization” on page S-7.

SUPPLEMENTAL DESCRIPTION OF SENIOR NOTES

The following description of the particular terms of the Senior Notes is not complete and should be read together with “Description of Debt Securities” in the accompanying prospectus. This description supplements and, to the extent it is inconsistent with the description in the accompanying prospectus, replaces the description of the general terms and provisions of the debt securities in the accompanying prospectus. The Senior Notes will be issued under an indenture between us and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), dated as of October 1, 2013 as supplemented and amended from time to time by supplemental indentures, including by the Sixteenth Supplemental Indenture, to be dated as of October 9, 2024 (the “Sixteenth Supplemental Indenture”). References in this Supplemental Description of Senior Notes to the Indenture mean the Indenture as amended by the Sixteenth Supplemental Indenture. All other capitalized terms used in this Supplemental Description of Senior Notes and not defined in this prospectus supplement have the meanings given to such capitalized terms in the accompanying prospectus. This summary is qualified in its entirety by reference to the Indenture.

General Information

The Senior Notes will be an unsecured senior obligation of Eastern Energy Gas Holdings, LLC. We may, without the consent of the holders of the Senior Notes, issue additional Senior Notes having the same ranking, interest rate, maturity and other terms (other than the date of issuance, public offering price and, in some circumstances, the initial interest accrual date and initial interest payment date) as the Senior Notes offered hereby. Any additional notes having such similar terms, together with any of the Senior Notes, will constitute a single series of notes under the Indenture.

The Senior Notes will initially be issued only in registered, book-entry form, in denominations of $2,000 and any integral multiples of $1,000 in excess thereof as described under “Delivery and Form” below. We will issue global securities in denominations that together equal the total principal amount of the outstanding Senior Notes.

Principal and Interest

The Senior Notes offered hereby will initially be limited in aggregate principal amount to $900,000,000. The Senior Notes will bear interest at the rate of 5.650% per year from the date of original issuance. Interest is payable on the Senior Notes semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2025 (each, an “Interest Payment Date”). The Senior Notes will mature on October 15, 2054. The Senior Notes will not be subject to any sinking fund provision.

The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the Senior Notes is not a business day, then payment of the interest payable on that date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any delay), with the same force and effect as if made on such date.

So long as the Senior Notes remain in book-entry only form, the record date for each Interest Payment Date will be the close of business on the business day before the applicable Interest Payment Date. If the Senior Notes are not in book-entry only form, the record date for each Interest Payment Date will be the close of business on the fifteenth calendar day before the applicable Interest Payment Date (whether or not a business day); however, interest payable at maturity or upon redemption or repurchase will be paid to the person to whom principal is payable.

Ranking

The Senior Notes will be senior unsecured obligations, will be senior to any future subordinated indebtedness and other liabilities, will rank equally with our other senior unsecured indebtedness and other liabilities from time to time outstanding, will be effectively junior to any secured debt to the extent of the value of the assets securing such debt and other liabilities and will be effectively junior to existing and future indebtedness and other liabilities of our subsidiaries.

The Indenture contains no restrictions on the amount of additional indebtedness that we may incur.

Additionally, because we are a holding company that conducts all of our operations through our subsidiaries, holders of Senior Notes will generally have a junior position to claims of creditors of our subsidiaries. As of June 30, 2024, our subsidiaries had approximately $1,584 million in aggregate principal amount of outstanding long-term debt (including securities due within one year).

Optional Redemption

Prior to April 15, 2054 (six months prior to their maturity date) (the “Par Call Date”), we may redeem the Senior Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to, but not including, the redemption date (assuming the Senior Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

•	100% of the principal amount of the Senior Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the Par Call Date, we may redeem the Senior Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

“Treasury Rate” means, with respect to any redemption date for the Senior Notes, the yield applicable to the Senior Notes determined by us in accordance with the following two paragraphs.

The Treasury Rate applicable to the Senior Notes shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication), which we refer to as “H.15,” under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading), which we refer to as “H.15 TCM.” In determining the Treasury Rate, we will select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the relevant redemption date to the Par Call Date, which we refer to as the “Remaining Life”; or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at

11:00 a.m., New York City time, on the second business day preceding such redemption date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the U.S. Treasury security with a maturity date preceding the Par Call Date. If there are two or more U.S. Treasury securities maturing on the Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

We will mail a notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of Senior Notes to be redeemed.

In the case of a partial redemption, selection of the Senior Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Senior Notes of a principal amount of $2,000 or less will be redeemed in part. If any Senior Note is to be redeemed in part only, the notice of redemption that relates to the Senior Note will state the portion of the principal amount of the Senior Note to be redeemed. A new Senior Note in a principal amount equal to the unredeemed portion of the Senior Note will be issued in the name of the holder of the Senior Note upon surrender for cancellation of the original Senior Note. For so long as the senior Notes are held by DTC (or another depositary), the redemption of the Senior Notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption.

Delivery and Form

The Senior Notes will be issued in the form of one or more securities in global form. Each global security will be deposited on the date of the closing of the sale of the Senior Notes, on behalf of The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., as DTC’s nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the United States Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” DTC holds securities that its participants deposit with DTC.

DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange LLC, the NYSE MKT LLC and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The DTC rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. Information contained on DTC’s internet sites does not constitute part of this prospectus supplement, and the references in the preceding sentence are inactive textual references only. No information contained on or accessible through DTC’s internet sites is incorporated by reference into, or forms a part of, this prospectus supplement.

Purchase of securities within the DTC system must be made by or through direct participants, which will receive a credit for such securities on DTC’s records. The ownership interest of each actual purchaser of each security is, in turn, to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased securities. Transfers of ownership interests in securities issued in the form of global securities are to be accompanied by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in such securities, except in the event that use of the book-entry system for such securities is discontinued.

DTC has no knowledge of the actual beneficial owners of the securities issued in the form of global securities. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory requirements as may be in effect from time to time. Redemption notices shall be sent to DTC. If less than all of a series of such securities are being redeemed, DTC’s current practice is to determine by lot the principal amount of each direct participant to be redeemed.

Although voting with respect to securities issued in the form of global securities is limited to the holders of record of such securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to such securities. Under its usual procedures, DTC would mail an omnibus proxy to the issuer of such securities as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments in respect of the securities issued in the form of global securities will be made by the issuer of such securities to Cede & Co. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payments to Cede & Co. are the responsibility of the issuer of the applicable securities, disbursements of such payments to direct participants is the responsibility of DTC, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

DTC may discontinue providing its service as depositary with respect to any securities at any time by giving reasonable notice to the issuer of such securities. In the event that a successor depositary is not obtained, individual security certificates representing such securities are required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary).

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but neither we nor the underwriters assume any responsibility for the accuracy thereof. Neither we nor the underwriters have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax considerations of the purchase, ownership and disposition of the Senior Notes. It is included herein for general information only and does not address every aspect of the income, or other, tax laws that may be relevant to holders of the Senior Notes in light of their personal circumstances or that may be relevant to certain types of investors subject to special treatment under United States federal income tax laws, for example:

•	financial institutions,

•	former citizens or residents of the United States,

•	tax-exempt organizations,

•	insurance companies,

•	real estate investment trusts,

•	regulated investment companies,

•	persons that are broker-dealers,

•	traders in securities who elect the mark to market method of accounting for their securities,

•	U.S. Holders (as defined below) that have a functional currency other than the United States dollar,

•	controlled foreign corporations,

•	passive foreign investment companies,

•	corporations that accumulate earnings to avoid United States federal income tax,

•	investors in partnerships or other pass-through entities, or

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Senior Notes being taken into account in an applicable financial statement.

In addition, this summary does not address the effect of any United States federal alternative minimum tax, or any state, local or foreign tax laws that may be applicable to a particular holder and does not consider any aspects of United States federal tax law other than income taxation. This discussion is limited to initial purchasers of the Senior Notes issued pursuant to this prospectus supplement who purchase the Senior Notes for an amount of cash equal to their offering price and who hold Senior Notes as capital assets under Section 1221 of the United States Internal Revenue Code of 1986, as amended (the “Code”), and not as part of a straddle, hedging, integrated, conversion or constructive sale transaction, as part of a “synthetic security” or as part of another similar financial transaction. Each person considering the purchase, ownership or disposition of the Senior Notes should consult their tax advisor concerning the United States federal income tax considerations in light of their particular situation as well as any considerations arising under the laws of any other taxing jurisdiction. Furthermore, the discussion below is based upon provisions of the Code, the legislative history thereof, existing and proposed Treasury regulations promulgated under the Code, administrative rulings and judicial decisions, all as of the date hereof. Such authorities may be repealed, revoked or modified (including changes in effective dates and possibly with retroactive effect) so as to result in United States federal income tax consequences different from those discussed below. We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Senior Notes or that any such position would not be sustained.

For purposes of the following discussion, a “U.S. Holder” means a beneficial owner of the Senior Notes that is, for United States federal income tax purposes:

•	An individual citizen or resident of the United States;

•

A corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	An estate, the income of which is subject to United States federal income tax regardless of source; or

•

A trust, if (a) a court within the United States is able to exercise primary supervision over administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

For purposes of the following discussion, a “Non-U.S. Holder” means a beneficial owner of the Senior Notes (other than a partnership or an entity or arrangement classified as a partnership for United States federal income tax purposes) that is not a U.S. Holder.

If a partnership or an entity or arrangement treated as a partnership for United States federal income tax purposes owns any of the Senior Notes, the United States federal income tax treatment of a partner or an owner of an equity interest in such other entity will generally depend upon the status of the partner or owner, the activities of the partnership or other entity or arrangement, and certain determinations made at the partner level. If you are a partner of a partnership or an owner of an equity interest in another entity or arrangement treated as a partnership that holds any of the Senior Notes, you should consult your tax advisor regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of the Senior Notes.

U.S. Holder

Payments of Interest

The Senior Notes are expected to be issued with less than a de minimis amount of original issue discount. Accordingly, interest on the Senior Notes will generally be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for United States federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of Senior Notes

Upon the sale, exchange, redemption or other taxable disposition of a Senior Note, a U.S. Holder generally will recognize gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received on the disposition (less an amount equal to any accrued and unpaid stated interest that will be taxable as interest income, as discussed above) and (2) the holder’s adjusted tax basis in the Senior Note. A U.S. Holder’s adjusted tax basis in a Senior Note generally will equal the amount paid for the Senior Note less any repayments of principal previously received by such holder. Gain or loss recognized by a U.S. Holder in respect of the disposition generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the Senior Note for more than one year at the time of such disposition. Long-term capital gains of certain U.S. Holders that are not corporations are currently entitled to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Additional Tax on Net Investment Income

U.S. Holders that are not corporations will generally be subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the U.S. Holder’s “net investment income” for the taxable year and (2) the excess of the U.S.

Holder’s modified adjusted gross income for the taxable year over a certain threshold amount. A U.S. Holder’s net investment income will generally include any income or gain recognized by the U.S. Holder with respect to the Senior Notes, unless such income or gain is derived in the ordinary course of the conduct of the U.S. Holder’s trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is not a corporation should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the Senior Notes.

Non-U.S. Holders

Payments of Interest

Subject to the discussions of FATCA and backup withholding below, payments of interest on the Senior Notes to a Non-U.S. Holder generally will not be subject to United States federal income or withholding tax, provided that (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) the Non-U.S. Holder is not (a) a controlled foreign corporation that is related to us through actual or deemed stock ownership or (b) a bank receiving interest on the Senior Notes in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, (3) such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and (4) the Non-U.S. Holder provides appropriate documentation, generally a completed IRS Form W-8BEN-E or W-8BEN (or other applicable form), establishing that the Non-U.S. Holder is not a U.S. person within the meaning of Section 7701(a)(30) of the Code. The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically.

If a Non-U.S. Holder cannot satisfy the requirements in the preceding paragraph, payments of interest made to the Non-U.S. Holder generally will be subject to United States federal withholding tax of 30% unless the Non-U.S. Holder provides us or our paying agent with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the Senior Notes is not subject to withholding tax because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. If interest on the Senior Notes is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a United States permanent establishment maintained by the Non-U.S. Holder), such interest generally will be subject to United States federal income tax on a net income basis at regular rates applicable to U.S. persons (and, in the case of Non-U.S. Holders that are corporations (or are classified as corporations for U.S. federal income tax purposes), may also be subject to a 30% branch profits tax unless such rate is reduced by an applicable income tax treaty). Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Redemption or Other Taxable Disposition of Senior Notes

Subject to the discussions of FATCA and backup withholding below, and except with respect to accrued but unpaid interest (which may be subject to tax as described above under the heading “Non-U.S. Holders—Payments of Interest”), any gain realized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of the Senior Notes generally will not be subject to United States federal income tax, unless (1) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a United States permanent establishment maintained by the Non-U.S. Holder), in which case such gain will be taxed on a net income basis in the same manner as interest that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, in the case of Non-U.S. Holders that are corporations, may also be subject to a 30% branch profits tax unless such rate is reduced by an applicable income tax treaty) or (2) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied, in which case the Non-U.S. Holder generally will be subject to a 30% tax (or such lower rate specified by any applicable income tax treaty) on the excess, if any, of such gain plus all other United States source capital gains recognized during the same taxable year over the Non-U.S. Holder’s United States source capital losses recognized during such taxable year, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Foreign Accounts Tax Compliance Act (“FATCA”)

Under sections 1471 through 1474 of the Code, the Treasury regulations promulgated thereunder, and any applicable intergovernmental agreements (such sections commonly referred to as the “Foreign Account Tax Compliance Act” and, together with the intergovernmental agreements, “FATCA”), withholding taxes may apply to certain types of payments made to certain non-U.S. entities, including “foreign financial institutions” or “non-financial foreign entities” (each as defined under FATCA) (including (in some cases) when a foreign financial institution or non-financial foreign entity is acting as an intermediary). Specifically, a 30% U.S. federal withholding tax may be imposed on payments of interest and, subject to the discussion below, payments of gross proceeds from a sale, exchange, retirement, redemption or other disposition of the Senior Notes made to a foreign financial institution or a non-financial foreign entity (whether such institution or entity is the beneficial owner or an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial U.S. owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, then, pursuant to an agreement between it and the U.S. Treasury, it must, among other things, identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. An applicable intergovernmental agreement regarding FATCA between the United States and a non-U.S. entity’s jurisdiction may modify the general rules described above. Pursuant to proposed regulations, the United States Treasury Department has indicated its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale, exchange, retirement, redemption or other disposition of relevant financial instruments. The Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. There can be no assurance, however, that the final version of these Treasury Regulations will provide for an exemption from withholding on gross proceeds. Each prospective investor should consult their tax advisor regarding the application of FATCA to them.

Information Reporting and Backup Withholding

Payments of interest made by us on the Senior Notes or the proceeds of the sale or other disposition of the Senior Notes may be subject to information reporting and United States federal backup withholding if the recipient of the payment fails to supply an accurate taxpayer identification number, fails to comply with applicable United States information reporting and certification requirements, or otherwise is exempt. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be allowable as a refund or credit against the holder’s United States federal income tax, provided that the required information is timely furnished to the IRS.

EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT ITS TAX ADVISOR CONCERNING THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO ITS PARTICULAR CIRCUMSTANCES AS WELL AS ANY TAX CONSIDERATIONS ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION PRIOR TO MAKING SUCH INVESTMENT.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Senior Notes may be purchased and held by or with the assets of an employee benefit plan subject to Title I of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), an individual retirement account or other plan subject to Section 4975 of the Code or an employee benefit plan sponsored by a state or local government or otherwise subject to laws that include restrictions substantially similar to ERISA and Section 4975 of the Code (together with the IRA (as defined below) and plans subject to Title I of ERISA, “ERISA Plans” and any such law, a “Similar Law”). A fiduciary of an employee benefit plan subject to ERISA, Section 4975 of the Code or any Similar Law must determine that the purchase and holding of the Senior Notes are consistent with its fiduciary duties under ERISA, Section 4975 of the Code or any Similar Law. Such fiduciary, as well as any other prospective investor subject to ERISA, Section 4975 of the Code or any Similar Law, must also determine that its purchase and holding of the Senior Notes does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA, Section 4975 of the Code or any Similar Law. Among other things, these sections prohibit the lending of money and other extensions of credit between an employee benefit plan or individual retirement account or annuity (“IRA”) and a party in interest (as defined in ERISA) or disqualified person (as defined in the Code) with respect to such plan or IRA, unless such transaction is covered by an exemption. The Senior Notes constitute an extension of credit by the purchaser to us.

Accordingly, the acquisition or holding of the Senior Notes by an ERISA Plan or a plan subject to any Similar Law with respect to which we are considered a party in interest or a disqualified person might constitute or result in a direct or indirect prohibited transaction, unless the investment is acquired in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions that may apply to the acquisition and holding of the Senior Notes. There can be no, and we do not provide any, assurance that any of these exemptions or any other exemption will apply with respect to the acquisition and holding of the Senior Notes.

Accordingly, each purchaser and transferee of the Senior Notes who is subject to ERISA, Section 4975 of the Code or a Similar Law will be deemed to have represented by its acquisition and holding of the Senior Notes that its acquisition and holding of the Senior Notes does not constitute or give rise to a non-exempt prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law. Such purchaser or transferee should consult legal counsel before purchasing the Senior Notes. Nothing herein shall be construed as a representation that an investment in the Senior Notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, an employee benefit plan, IRA or other plan subject to ERISA, Section 4975 of the Code or a Similar Law.

UNDERWRITING (CONFLICTS OF INTEREST)

We are selling the Senior Notes to the underwriters named in the table below pursuant to an underwriting agreement between us and the underwriters named below, for whom BofA Securities, Inc., MUFG Securities Americas Inc., SMBC Nikko Securities America, Inc., Truist Securities, Inc. and U.S. Bancorp Investments, Inc. are acting as representatives. Subject to certain conditions, we have agreed to sell to each of the underwriters, and each of the underwriters has severally, and not jointly, agreed to purchase, the principal amount of the Senior Notes set forth opposite that underwriter’s name in the table below:

Underwriter	Principal Amount of Senior Notes
BofA Securities, Inc.	$108,000,000
MUFG Securities Americas Inc.	108,000,000
SMBC Nikko Securities America, Inc.	108,000,000
Truist Securities, Inc.	108,000,000
U.S. Bancorp Investments, Inc.	108,000,000
BMO Capital Markets Corp.	66,000,000
CIBC World Markets Corp.	66,000,000
RBC Capital Markets, LLC	66,000,000
BNY Mellon Capital Markets, LLC	27,000,000
Huntington Securities, Inc.	27,000,000
KeyBanc Capital Markets Inc.	27,000,000
Loop Capital Markets LLC	27,000,000
Regions Securities LLC	27,000,000
TD Securities (USA) LLC	27,000,000
Total	$900,000,000

Under the terms and conditions of the underwriting agreement, the underwriters must buy all of Senior Notes, if they buy any of them. The underwriting agreement provides that the obligations of the underwriters pursuant thereto are subject to certain conditions. In the event of a default by an underwriter, the underwriting agreement provides that, in certain circumstances, the purchase commitment of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. The underwriters will offer the Senior Notes to the public if the underwriters buy the Senior Notes from us. An underwriter may reject offers for the Senior Notes.

We will compensate the underwriters by selling the Senior Notes to them at a price that is less than the price to the public by the amount of the “Underwriting Discount” set forth on the cover page of this prospectus supplement. The underwriters will sell the Senior Notes to the public at the price to the public set forth on the cover page of this prospectus supplement.

The underwriters have advised us that they propose initially to offer the Senior Notes to the public at the price to investors on the cover page of this prospectus supplement and may also offer the Senior Notes to dealers at a price that represents a concession not in excess of 0.500% of the principal amount of the Senior Notes. Any underwriter may allow, and any of these dealers may re-allow, a concession not in excess of 0.300% of the principal amount of the Senior Notes. After the initial public offering of the Senior Notes, the underwriters may change the price to investors and other selling terms of the Senior Notes.

There is currently no established trading market for the Senior Notes offered hereby. The underwriters have advised us that they intend to make a market in the Senior Notes but are not obligated to do so and may discontinue such market-making activities at any time without notice. We cannot give any assurance as to the maintenance of the trading market for, or the liquidity of, the Senior Notes.

In connection with the offering, the underwriters, or any of their respective affiliates, may purchase and sell the Senior Notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment includes syndicate sales of Senior Notes in excess of the principal amount of the Senior Notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Senior Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of the Senior Notes made for the purpose of preventing or retarding a decline in the market price of the Senior Notes while the offering is in progress.

The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim an initial dealers’ concession from a syndicate member when such underwriters, in covering syndicate short positions or making stabilizing purchases, repurchase the Senior Notes originally sold by that syndicate member.

Any of these activities may cause the price of the Senior Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

We estimate that our expenses in connection with the sale of the Senior Notes, other than underwriting discounts, will be approximately $1,400,000. This estimate includes expenses relating to printing, rating agency fees, trustee’s fees and legal fees, among other expenses. The underwriters have agreed to make a payment to us in an amount equal to $450,000 in respect of expenses incurred by us in connection with the offering.

We have agreed to indemnify the underwriters against, or to contribute to payments the underwriters may be required to make in respect of, certain liabilities, including liabilities under the United States Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Conflicts of Interest

We are an indirect wholly-owned subsidiary of BHE, and BHE is a consolidated subsidiary of Berkshire Hathaway Inc., which owns more than 10% of the outstanding common stock of Bank of America Corporation, the parent company of BofA Securities, Inc. Therefore, BofA Securities, Inc. is deemed to have a conflict of interest under Rule 5121. Accordingly, this offering will be conducted in compliance with Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as the notes will be rated by one or more of the nationally recognized statistical rating organizations in one of the four highest generic rating categories. Pursuant to Rule 5121, BofA Securities, Inc. will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder.

Other Relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking, corporate trust and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of the underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Senior Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Senior Notes offered hereby. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a “retail client” as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “EU MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “EU Insurance Distribution Directive”), where that customer would not qualify as a “professional client” as defined in point (10) of Article 4(1) of EU MiFID II; or (iii) not a “qualified investor” as defined in Article 2(e) of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Senior Notes. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Senior Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.

In the EEA, this prospectus supplement and the accompanying prospectus are only directed at non-retail investors (being persons who are not retail investors as defined above) and any investment or investment activity to which this prospectus supplement or the accompanying prospectus relates is available only to, and will be engaged in only with, non-retail investors. Any person in the EEA who is a retail investor should not act or rely on this prospectus supplement or the accompanying prospectus or their contents. Each person in the EEA who purchases or subscribes for any of the Senior Notes will be deemed to have represented and warranted that they are a non-retail investor.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Senior Notes in any member state of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of Senior Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the EU Prospectus Regulation.

United Kingdom

The Senior Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a “retail client”, as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of retained EU law by virtue of the European Union (Withdrawal) Act 2018 (as amended, and together with any statutory instruments made in exercise of the powers conferred by such Act, the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”), and any rules or regulations made under the FSMA to implement the EU Insurance Distribution Directive, where that customer would not qualify as a “professional client”, as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of retained EU law by virtue of the EUWA; or (iii) not a “qualified investor” as defined in Article 2(e) of the EU Prospectus Regulation as it forms part of retained EU law by virtue of the EUWA (the “UK Prospectus

Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Senior Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Senior Notes. Consequently, no key information document required by the EU PRIIPs Regulation as it forms part of retained EU law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Senior Notes or otherwise making them available to retail investors in the UK has been prepared and, therefore, offering or selling the Senior Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Senior Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Senior Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

In addition, in the UK, this prospectus supplement and the accompanying prospectus are only directed at non-retail investors (being persons who are not retail investors as defined in the section titled “United Kingdom” above) who are also: (i) persons having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) high net worth bodies corporate, unincorporated associations, partnerships and trustees of high value trusts as described in Article 49(2)(a) to (c) of the Financial Promotion Order, or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any Senior Notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”).

In the UK, any investment or investment activity to which this prospectus supplement or the accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons. Any person in the UK who is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or their contents. Each person in the UK who purchases or subscribes for any of the Senior Notes will be deemed to have represented and warranted that they are a relevant person.

Canada

The Senior Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Senior Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Hong Kong

The Senior Notes may not be offered or sold in Hong Kong by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and no advertisement, invitation or document relating to the Senior Notes may be issued or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Senior Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended, the “FIEA”), and the Underwriters will not offer or sell any of the Senior Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIFA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Senior Notes may not be offered or sold or made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Senior Notes may not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than:

1.	to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

2.

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (in the case of an accredited investor) Regulation 3 of the Securities and Futures (Class of Investors) Regulations 2018; or

3.	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Senior Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

1.

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

2.

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Senior Notes pursuant to an offer made under Section 275 of the SFA except:

a.

to an institutional investor or to a relevant person as defined in Section 275(2), or to any person arising from an offer referred to (in the case of that corporation only) in Section 275(1A) (in the case of that trust only) or Section 276(4)(c)(ii) of the SFA;

b.	where no consideration is or will be given for the transfer;

c.	where the transfer is by operation of law;

d.	as specified in Section 276(7) of the SFA; or

e.	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of Senior Notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the Senior Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The offering of the Senior Notes in Switzerland is exempt from requirement to prepare and publish a prospectus under the Swiss Financial Services Act (“FinSA”) because such offering is made to professional clients within the meaning of the FinSA only and the Senior Notes will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. This prospectus supplement does not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the Senior Notes.

United Arab Emirates

The Senior Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in the Abu Dhabi Global Market

This prospectus supplement is for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons. This document relates to an “Exempt Offer” within the meaning of section 61(3)(a) of the FSMR and Rule 4.3.1 of the Market Rules of the Financial Services Regulatory Authority or otherwise in circumstances which do not require the publication of an “Approved Prospectus” (as defined in section 61(2) of the FSMR).

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is for distribution only to persons who (a) are outside the Dubai International Financial Centre, (b) are Professional Clients (as such term is defined under Rule 2.3.4 of the Conduct of Business Module of the DFSA), or (c) are persons to whom an invitation or inducement to: (a) enter into an agreement in relation to the provision of a financial services or (b) exercise any rights conferred by a financial product or acquire, dispose of, underwrite or convert a financial product (within the meaning of Article 41A of the Regulatory Law) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Senior Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The Senior Notes may not be offered for sale, nor may application for the sale or purchase of any Senior Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the Senior Notes may be distributed or published in Australia unless, in each case:

•

the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Senior Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

•

the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

•

the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

•	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and

•	such action does not require any document to be lodged with ASIC or the ASX.

Taiwan

The Senior Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Senior Notes in Taiwan.

Korea

The Senior Notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the Senior Notes have been and will be offered in Korea as a private placement under the FSCMA. None of the Senior Notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or the FETL. The Senior Notes have not been listed on any securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the Senior Notes shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the Senior Notes. By the purchase of the Senior Notes, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the Senior Notes pursuant to the applicable laws and regulations of Korea.

Extended Settlement

We expect that delivery of the Senior Notes will be made to investors on or about October 9, 2024, which will be the second business day following the date of the prospectus supplement (such settlement being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Senior Notes before the date that is the business day prior to the settlement date will be required, by virtue of the fact that the Senior Notes initially settle in T+2, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers who wish to trade notes prior to their date of delivery hereunder should consult their advisors.

LEGAL MATTERS

The legality of the Senior Notes will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York, and for the underwriters by Latham & Watkins LLP, New York, New York. Gibson, Dunn & Crutcher LLP and Latham & Watkins LLP may rely on the opinion of Anne E. Bomar, our Senior Vice President and General Counsel, as to matters of Virginia law. Latham  & Watkins LLP regularly serves as special counsel to certain of our affiliates on various matters.

EXPERTS

The financial statements of Eastern Energy Gas Holdings, LLC incorporated by reference in this prospectus supplement from Eastern Energy Gas Holdings, LLC’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2024 and 2023 and June 30, 2024 and 2023, which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in Eastern Energy Gas Holdings, LLC’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the United States Securities Act of 1933, as amended, for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. The information filed by us with the SEC in the future and incorporated by reference herein will automatically update and supersede this information.

We incorporate by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of this offering; except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless specifically noted below:

•	Annual Report on Form 10-K for the year ended December 31, 2023; and

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024.

You may request a copy of any of the documents incorporated by reference at no cost, by writing or telephoning us at:

Eastern Energy Gas Holdings, LLC

10700 Energy Way

Glen Allen, Virginia 23060

Attn: Legal Department

Telephone (804) 613-5100

In making your investment decision, you should read and consider the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus issued by us, including the information in the documents to which we have referred you in “Incorporation by Reference” on page S-27 of this prospectus supplement and “Where You Can Find More Information” on page 14 of the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. Neither we nor the underwriters take responsibility for, or provide assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein is accurate as of any date other than the date of such document.

Prospectus

EASTERN ENERGY GAS HOLDINGS, LLC

$2,500,000,000

Senior Debt Securities

From time to time, Eastern Energy Gas Holdings, LLC, a Virginia limited liability company, may offer and sell senior debt securities in one or more series under this prospectus. We will provide the specific terms of the securities in supplements to this prospectus. The terms of the securities will include the initial offering price, aggregate amount of the offering, listing on any securities exchange or quotation system, investment considerations and the agents, dealers or underwriters, if any, to be used in connection with the sale of the securities. See “Plan of Distribution.” You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Investing in the securities involves risks. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities will not be listed on any securities exchange or included in any automated quotation system. Currently, there is no public market for the securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is January 11, 2024

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to $2,500,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement or other offering materials as necessary. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement or other offering materials together with additional information described under the heading “Where You Can Find More Information.” When we use the terms “we”, “our”, “us”, or the “Company” in this prospectus, we are referring to Eastern Energy Gas Holdings, LLC.

You should rely only on the information contained in, or incorporated by reference in, this prospectus and any prospectus supplement. We have not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. We are not, and any underwriters, agents or dealers are not, making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of the prospectus supplement or that the information incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents. Our business, financial condition and results of operations may have changed since that date.

Forward-Looking Statements

This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, which we refer to as the “Securities Act,” and Section 21E of the United States Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act.” Forward-looking statements can typically be identified by the use of forward-looking words, such as “will”, “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “intend,” “potential,” “plan,” “forecast” and similar terms. These statements are based upon our current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside our control and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others:

•

general economic, political and business conditions, as well as changes in, and compliance with, laws and regulations, including income tax reform, initiatives regarding deregulation and reliability and safety standards, affecting our operations or related industries;

•

changes in, and compliance with, environmental laws, regulations, decisions and policies that could, among other items, increase operating and capital costs, reduce facility throughput, accelerate facility retirements or delay facility construction or acquisition;

•

the outcome of general rate cases, regulatory rate reviews and other proceedings conducted by FERC or other regulatory, governmental and legal bodies and our ability to recover costs through rates in a timely manner;

•

changes in economic, industry, competition or weather conditions, as well as demographic trends and new technologies, that could affect customer growth and usage, natural gas supply or our ability to obtain long-term contracts with customers and suppliers;

•	performance, availability and ongoing operation of our facilities due to the impacts of market conditions, outages and associated repairs, weather and operating conditions;

•

the effects of catastrophic and other unforeseen events, which may be caused by factors beyond our control or by a breakdown or failure of our operating assets, including severe storms, floods, fires, extreme temperature events, wind events, earthquakes, explosions, landslides, litigation, wars (including, for example, Russia’s invasion of Ukraine in February 2022), terrorism, pandemics, embargoes, and cyber security attacks, data security breaches, disruptions, or other malicious acts;

•	the ability to economically obtain insurance coverage, or any insurance coverage at all, sufficient to cover losses arising from catastrophic events;

•	the financial condition, creditworthiness and operational stability of our significant customers and suppliers;

•	changes in our business strategy or development plans;

•	availability, terms and deployment of capital, including reductions in demand for debt securities and other sources of debt financing and volatility in interest rates and credit spreads;

•	changes in our credit ratings;

•

the impact of certain contracts used to mitigate or manage volume, price and interest rate risk, including increased collateral requirements, and changes in commodity prices, interest rates and other conditions that affect the fair value of certain contracts;

•	the impact of inflation on costs and our ability to recover such costs in regulated rates;

•	increases in employee healthcare costs;

•

the impact of investment performance, certain participant elections such as lump sum distributions and changes in interest rates, legislation, healthcare cost trends, mortality and morbidity on pension and other postretirement benefits expense and funding requirements;

•	the ability to successfully integrate future acquired operations into our business;

•	the impact of supply chain disruptions and workforce availability on our ongoing operations and our ability to timely complete construction projects;

•

unanticipated construction delays, changes in costs, receipt of required permits and authorizations, ability to fund capital projects and other factors that could affect future facilities and infrastructure additions;

•	the availability and price of natural gas in applicable geographic regions and demand for natural gas supply;

•	the impact of new accounting guidance or changes in current accounting estimates and assumptions on our financial results; and

•	other business or investment considerations that may be disclosed from time to time in our filings with the SEC or in other publicly disseminated written documents.

Further details of the potential risks and uncertainties affecting us are described in this prospectus, including the “Risk Factors” section and other discussions contained in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing factors should not be construed as exclusive.

Eastern Energy Gas Holdings, LLC

We are a holding company, and together with our subsidiaries, conduct business activities consisting of Federal Energy Regulatory Commission (“FERC”)-regulated interstate natural gas transmission systems and underground storage operations in the eastern region of the U.S. and operate Cove Point LNG, LP (“Cove Point”), a liquefied natural gas export, import and storage facility. We own 75% of the limited partner interests and 100% of the general partner interest of Cove Point. In addition, we own a 50% noncontrolling interest in Iroquois Gas Transmission System, L.P., a 416-mile FERC-regulated interstate natural gas transmission system. We are an indirect wholly owned subsidiary of Berkshire Hathaway Energy Company (“BHE”). BHE is a holding company based in Des Moines, Iowa that owns subsidiaries principally engaged in the energy industry. BHE is a consolidated subsidiary of Berkshire Hathaway Inc.

Our principal office is located at 10700 Energy Way, Glen Allen, Virginia 23060. The telephone number is (804) 613-5100.

For additional information about us, see “Where You Can Find More Information” on page 14.

Risk Factors

Investing in the securities involves risks, including the risks described in the documents we incorporate by reference herein. You should carefully consider these risks and the other information contained or incorporated by reference in this prospectus and any prospectus supplement before deciding to invest in the securities, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as the same may be amended, supplemented or superseded from time to time by our subsequent filings under the Exchange Act. In addition, risks not known to us or that we believe are immaterial also may impair our business operations, financial condition and liquidity. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the discussions of risks that we have incorporated by reference before deciding whether an investment in our securities is suitable for you.

Use of Proceeds

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, which may include additions to working capital, reductions of our indebtedness, refinancing of existing securities, distributions or contributions to our affiliates, and financing of capital expenditures. We may invest funds not immediately required for such purposes in short-term securities. The amount and timing of sales of the securities described in this prospectus will depend on market conditions and the availability to us of other funds.

Description of Debt Securities

We will issue the Senior Debt Securities, which we may refer to as the “Debt Securities,” in one or more series under our Indenture dated as of October 1, 2013 between us and Deutsche Bank Trust Company Americas, as trustee, as amended and as supplemented from time to time, which is called the “Indenture” in this prospectus. We have summarized selected provisions of the Indenture below. The Indenture has been filed as an exhibit to the registration statement, and you should read the Indenture for provisions that may be important to you. In the summary below, we have included references to section numbers of the Indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the Indenture.

General

The Debt Securities will be our direct, unsecured obligations and will rank equally with all of our other senior and unsubordinated debt except to the extent provided in the applicable prospectus supplement or other offering materials.

Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Debt Securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders.

There is no limit on the amount of Debt Securities or other indebtedness we may issue. We may issue Debt Securities from time to time under the Indenture in one or more series by (1) entering into supplemental indentures and (2) resolution of our Board, a Board committee or at least two of our senior officers authorizing the issuance.

The Indenture does not protect the holders of Debt Securities if we incur additional indebtedness or engage in a highly leveraged transaction.

Provisions of a Particular Series

The Debt Securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date. Unless otherwise provided in the terms of a series, a series may be reopened, without notice to or consent of any holder of outstanding Debt Securities, for issuances of additional Debt Securities of that series. The prospectus supplement or other offering materials for a particular series of Debt Securities will describe the terms of that series, including, if applicable, some or all of the following:

•	the title and type of the Debt Securities;

•	the total principal amount of the Debt Securities;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

•	any payments due if the maturity of the Debt Securities is accelerated;

•	any optional redemption terms, or any terms regarding repayment at the option of the holder;

•	any provisions that would obligate us to repurchase, repay or otherwise redeem the Debt Securities, or any sinking fund provisions;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•

if payments may be made, at our election or at the holder’s election, in a currency other than that in which the Debt Securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	any index or formula used for determining principal, interest, or premium, if any;

•	the percentage of the principal amount at which the Debt Securities will be issued, if other than 100% of the principal amount;

•

whether the Debt Securities are to be issued in fully registered certificated form or in book-entry form, represented by certificates deposited with the Trustee and registered in the name of a securities depositary or its nominee (Book-Entry Debt Securities);

•	denominations, if other than $1,000 each or multiples of $1,000;

•	any rights that would allow us to defer or extend an interest payment date in connection with any series of Debt Securities;

•	the identity of the series trustee, if other than the Trustee;

•	any changes to events of defaults or covenants;

•	if any series of Debt Securities will not be subject to defeasance or covenant defeasance; and

•	any other terms of the Debt Securities.

The prospectus supplement will also indicate any special tax implications of the Debt Securities and any provisions granting special rights to holders when a specified event occurs.

Redemption

No Debt Security will be subject to amortization or redemption, unless otherwise provided in the applicable prospectus supplement or other offering materials. Any provisions relating to the amortization or redemption of Debt Securities will be set forth in the applicable prospectus supplement or other offering materials, including whether amortization or redemption is mandatory or at our option. If no redemption date or redemption price is indicated with respect to a Debt Security, we may not redeem the Debt Security prior to its stated maturity. Debt Securities subject to redemption by us will be subject to the following terms:

•	redeemable on and after the applicable redemption dates;

•	redemption dates and redemption prices fixed at the time of sale and set forth on the Debt Security; and

•

redeemable in whole or in part (provided that any remaining principal amount of the Debt Security will be equal to an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not more than 60 nor less than 20 days prior to the date of redemption. (Section 1104 of the Indenture.)

We will not be required to:

•	issue, register the transfer of or exchange any Debt Securities of a series during the period beginning 15 days before the date the Debt Securities of that series are selected for redemption; or

•	register the transfer of or exchange any Debt Security of that series selected for redemption except the unredeemed portion of a Debt Security being partially redeemed. (Section 305 of the Indenture.)

Repayment at the Option of the Holders; Repurchases by the Company

We must repay the Debt Securities at the option of the holders prior to the Stated Maturity Date only if specified in the applicable prospectus supplement or other offering materials. Unless otherwise provided in the prospectus supplement or other offering materials, the Debt Securities subject to repayment at the option of the holder will be subject to repayment:

•	on the specified Repayment Dates; and

•	at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the Repayment Date. (Section 1302 of the Indenture.)

For any Debt Security to be repaid, the Trustee must receive, at its office maintained for that purpose in the Borough of Manhattan, New York City not more than 180 nor less than 60 calendar days prior to the date of repayment:

•	in the case of a certificated Debt Security, the certificated Debt Security and the form in the Debt Security entitled Option to Elect Repayment duly completed; or

•

in the case of a book-entry Debt Security, instructions to that effect from the beneficial owner to the securities depositary and forwarded by the securities depositary. Exercise of the repayment option by the holder will be irrevocable. (Section 1303 of the Indenture.)

Only the securities depositary may exercise the repayment option in respect of beneficial interests in the book-entry Debt Securities. Accordingly, beneficial owners that desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the book-entry Debt Securities or the global certificate representing the related book-entry Debt Securities, on the securities depositary’s records, to the Trustee. See “Description of Debt Securities—Global Securities.”

Payment and Transfer; Paying Agent

The paying agent will pay the principal of any Debt Securities only if those Debt Securities are surrendered to it. Unless we state otherwise in the applicable prospectus supplement or other offering materials, the paying agent will pay principal, interest and premium, if any, on Debt Securities, subject to such surrender, where applicable, at its office or, at our option:

•

by wire transfer to an account at a banking institution in the United States that is designated in writing to the Trustee prior to the deadline set forth in the applicable prospectus supplement or other offering materials by the person entitled to that payment (which in the case of Book-Entry Debt Securities is the securities depositary or its nominee); or

•	by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Debt Securities. (Sections 307 & 1001 of the Indenture.)

Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Debt Security, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We expect that the securities depositary, upon receipt of any payment of principal, interest or premium, if any, in a Book-Entry Debt Security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Book-Entry Debt Security as shown on the records of the securities depositary. We also expect that payments by participants to owners of beneficial interests in a Book-Entry Debt Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the participants.

Unless we state otherwise in the applicable prospectus supplement or other offering materials, the principal corporate trust office of the Trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts. (Section 1002 of the Indenture.)

Any money that we have paid to a paying agent for principal or interest on any Debt Securities which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to us, holders should look only to us for those payments. (Section 1003 of the Indenture.)

Fully registered securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency we maintain for those purposes, without the payment of any service charge except for any tax or governmental charge and related expenses. (Sections 305 and 1002 of the Indenture.)

Global Securities

We may issue some or all of the Debt Securities as Book-Entry Debt Securities. Book-Entry Debt Securities will be represented by one or more fully registered global certificates. Book-Entry Debt Securities of like tenor and terms up to $500,000,000 aggregate principal amount may be represented by a single global certificate. Each global certificate will be deposited with the Trustee and registered in the name of the securities depositary or its nominee. Unless it is exchanged in whole or in part for Debt Securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary. (Section 305 of the Indenture.)

Unless otherwise stated in any prospectus supplement or other offering materials, The Depository Trust Company will act as the securities depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the securities depositary and its participants. If there are any additional or differing terms of the depositary arrangement with respect to the Book-Entry Debt Securities, we will describe them in the applicable prospectus supplement or other offering materials.

Holders of beneficial interests in Book-Entry Debt Securities represented by a global certificate are referred to as beneficial owners. Beneficial owners will be limited to institutions having accounts with the securities depositary or its nominee, which are called participants in this discussion, and to persons that hold beneficial interests through participants. When a global certificate representing Book-Entry Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Book-Entry Debt Securities the global certificate represents to the accounts of its participants. Ownership of beneficial interests in a global certificate will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the securities depositary, with respect to participants’ interests; and

•	any participant, with respect to interests the participant holds on behalf of other persons.

As long as the securities depositary or its nominee is the registered holder of a global certificate representing Book-Entry Debt Securities, that person will be considered the sole owner and holder of the global certificate and the Book-Entry Debt Securities it represents for all purposes. Except in limited circumstances, beneficial owners:

•	may not have the global certificate or any Book-Entry Debt Securities it represents registered in their names;

•	may not receive or be entitled to receive physical delivery of certificated Book-Entry Debt Securities in exchange for the global certificate; and

•

will not be considered the owners or holders of the global certificate or any Book-Entry Debt Securities it represents for any purposes under the Debt Securities or the Indenture. (Section 308 of the Indenture.)

We will make all payments of principal, interest and premium, if any, on a Book-Entry Debt Security to the securities depositary or its nominee as the holder of the global certificate. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

Payments participants make to beneficial owners holding interests through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global certificate. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global certificate representing Book-

Entry Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	the Company;

•	the Trustee; or

•	any agent of any of the above.

Covenants

Under the Indenture we will:

•	pay the principal, interest and premium, if any, on the Debt Securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the Trustee at the end of each fiscal year confirming our compliance with our obligations under the Indenture;

•	preserve and keep in full force and effect our limited liability existence except as provided in the Indenture; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any. (Sections 1001, 1002, 1003, 1005 & 1006 of the Indenture.)

Limitation on Liens

While any of the Debt Securities are outstanding (other than those to which the limitation on liens covenant is expressly inapplicable), we are not permitted to create liens upon any Principal Property (as defined below) or upon any shares of stock of any Material Subsidiary (as defined below), which we now own or will own in the future, to secure any of our debt, unless at the same time we provide that the Debt Securities will also be secured by that lien on an equal and ratable basis. However, we are generally permitted to create the following types of liens:

(1)

purchase money liens on future property acquired by us; liens of any kind existing on property or shares of stock or other securities at the time they are acquired by us; conditional sales agreements and other title retention agreements on future property acquired by us (as long as none of those liens cover any of our other properties);

(2)

liens on our property or any shares of stock or other securities of any Material Subsidiary that existed as of the date the Debt Securities were first issued; liens on the shares of stock or other securities of any legal entity, which liens existed at the time that entity became a Material Subsidiary; certain liens typically incurred in the ordinary course of business;

(3)

liens in favor of the United States (or any State), any foreign country or any department, agency or instrumentality or political subdivision of those jurisdictions, to secure payments pursuant to any contract or statute or to secure any debt incurred for the purpose of financing the purchase price or the cost of constructing or improving the property subject to those liens, including, for example liens to secure debt of the pollution control or industrial revenue bond type;

(4)

debt that we may issue in connection with a consolidation or merger of the Company or any Material Subsidiary with or into any other company (including any of our affiliates or Material Subsidiaries) in exchange for secured debt of that company (Third Party Debt) as long as that debt (i) is secured by a mortgage on all or a portion of the property of that company, (ii) prohibits secured debt from being incurred by that company, unless the Third Party Debt is secured on an equal and ratable basis, or (iii) prohibits secured debt from being incurred by that company;

(5)	debt of another company that we must assume in connection with a consolidation or merger of that company, with respect to which any of our property is subjected to a lien;

(6)

liens on any property that we acquire, construct, develop or improve after the date the Debt Securities are first issued that are created before or within 18 months after the acquisition, construction, development or improvement of the property and secure the payment of the purchase price or related costs;

(7)	liens in favor of us, our Material Subsidiaries or our wholly-owned subsidiaries;

(8)	the replacement, extension or renewal of any lien referred to above in clauses (1) through (7) as long as the amount secured by the liens or the property subject to the liens is not increased; and

(9)

any other lien not covered by clauses (1) through (8) above as long as immediately after the creation of the lien the aggregate principal amount of debt secured by all liens created or assumed under this clause (9) does not exceed 10% of the members’ equity, as shown on the company’s consolidated balance sheet for the accounting period occurring immediately prior to the creation or assumption of such lien.

When we use the term “lien” in this section, we mean any mortgage, lien, pledge, security interest or other encumbrance of any kind; “Material Subsidiary” means each of our subsidiaries whose total assets (as determined in accordance with GAAP in the United States) represent at least 20% of our total assets on a consolidated basis; and “Principal Property” means any of our plants or facilities located in the United States that in the opinion of our Board or management is of material importance to the business conducted by us and our consolidated subsidiaries taken as whole. (Section 1008 of the Indenture.)

Consolidation, Merger or Sale

While any of the Debt Securities are outstanding (other than those to which the following covenant is expressly inapplicable), we may not merge or consolidate with any other corporation or sell or convey all or substantially all of our assets to any person or acquire all or substantially all of the assets of another person unless (i) either we are the continuing corporation, or the successor corporation (if other than us) is a corporation organized and existing under the laws of any domestic or foreign jurisdiction and such corporation expressly assumes the due and punctual payment of the principal of and interest on the Debt Securities, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by us by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) immediately after giving effect to such transaction, no Event of Default under the Indenture has happened and is continuing.

In case of any such consolidation, merger or conveyance, such successor corporation will succeed to and be substituted for us, with the same effect as if it had been named as us in the Indenture, and in the event of such conveyance (other than by way of a lease), we will be discharged of all of our obligations and covenants under the Indenture and the Debt Securities. (Sections 801 & 802 of the Indenture.)

Events of Default

Event of Default when used in the Indenture will mean any of the following with respect to Debt Securities of any series (other than those to which one or more of the following is expressly inapplicable):

•	failure to pay the principal or any premium on any Debt Security when due;

•	failure to deposit any sinking fund payment for that series when due that continues for 60 days;

•

failure to pay any interest on any Debt Securities of that series, when due, that continues for 60 days; provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of the applicable series of Debt Securities that permit such deferrals;

•

failure to perform any other covenant in the Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Trustee or the holders of at least 33% of the outstanding Debt Securities of that series give written notice of the default;

•	certain events in bankruptcy, insolvency or reorganization of the Company; or

•	any other Event of Default included in the Indenture or any supplemental indenture. (Section 501 of the Indenture.)

In the case of a general covenant default described above, the Trustee, acting at the direction of the holders, may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Debt Securities of that series, together with the Trustee, may also extend the grace period. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

An Event of Default for a particular series of Debt Securities does not necessarily constitute an Event of Default for any other series of Debt Securities issued under the Indenture. Additional events of default may be established for a particular series and, if established, will be described in the applicable prospectus supplement, or other offering materials.

If an Event of Default for any series of Debt Securities occurs and continues, the Trustee or the holders of at least 33% in aggregate principal amount of the Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the declaration. (Section 502 of the Indenture.)

The Trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders. Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders, unless the holders offer the Trustee indemnity reasonably satisfactory to the Trustee. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of Debt Securities. However, the Trustee must give the holders of Debt Securities notice of any default to the extent provided by the Trust Indenture Act of 1939, as amended. (Sections 512, 601, 602 & 603 of the Indenture.)

The holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Debt Security on its maturity date or redemption date and to enforce those payments. (Section 508 of the Indenture.)

Satisfaction and Discharge

The Indenture will cease to be of further effect with respect to the Debt Securities of a given series if, at any time:

•	all Debt Securities of such series have been delivered to the applicable Trustee for cancellation; or

•

all Debt Securities of such series not delivered to the applicable Trustee for cancellation have become due and payable, or will become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the applicable Trustee, and we have deposited with the applicable Trustee funds in trust in an amount sufficient to pay upon maturity or redemption the principal, interest, premium, if any, and other amounts due with respect to all outstanding Debt Securities of such series.

Notwithstanding the above, certain provisions of the Indenture will survive, including with respect to the rights, obligations and immunities of the applicable Trustee, certain rights with respect to registration of the transfer or exchange of such Debt Securities, and the right of holders to receive payment from the amounts deposited with the Trustee. (Section 401 of Indenture.)

Defeasance

Unless we elect differently in the applicable supplemental indenture, the following discussion of legal defeasance and covenant defeasance will apply to the Debt Securities.

Legal Defeasance

We can legally release ourselves from our payment and other obligations under the Indenture with respect to any series of Debt Securities (such release, a Legal Defeasance) if certain conditions under the Indenture are satisfied, including:

•

us irrevocably depositing with the Trustee cash, government obligations or a combination of cash and government obligations that will generate enough cash to make interest, principal and any additional payments on such Debt Securities through the stated maturity or redemption date of such Debt Securities;

•

that there has been a change in the applicable U.S. federal income tax law or a ruling by the Internal Revenue Service (IRS) to the effect that holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, and in the same manner and at the same times, as would have been the case if such Legal Defeasance had not occurred; and

•	us delivering a legal opinion to the Trustee confirming the tax law change or IRS ruling described in the bullet above.

Under current U.S. federal income tax law, the deposit in trust and our legal release from the Debt Securities as discussed above would be treated as a taxable exchange of the Debt Securities. We encourage prospective holders to consult with their own tax advisors as to the specific consequences of a Legal Defeasance.

If we were to effect a Legal Defeasance with respect to a series of Debt Securities as described above, holders of such Debt Securities would rely solely on the amounts deposited with the applicable Trustee with respect to payments due under such Debt Securities and we would not be responsible for any such payments in the event of a shortfall. (Section 402 of the Indenture.)

Covenant Defeasance

We can legally release ourselves from certain covenants applicable to any series of Debt Securities under the Indenture (such release, a Covenant Defeasance) if certain conditions under the Indenture are satisfied, including:

•

us irrevocably depositing with the applicable Trustee cash, government obligations or a combination of cash and government obligations that will generate enough cash to make interest, principal and any additional payments on such Debt Securities through the stated maturity or redemption date of such Debt Securities; and

•

us delivering a legal opinion to the Trustee to the effect that holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, and in the same manner and at the same times, as would have been the case if such Covenant Defeasance had not occurred.

If we were to effect a Covenant Defeasance with respect to a series of Debt Securities as described above, we would still be responsible for payments with respect to such Debt Securities in the event of a shortfall in the funds deposited with the applicable Trustee. (Section 402 of the Indenture.)

Modification of Indenture; Waiver

Under the Indenture our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Section 902 of the Indenture.) In addition, we may supplement the Indenture to create new series of Debt Securities and for certain other purposes, without the consent of any holders of Debt Securities. (Section 901 of the Indenture.)

The holders of a majority of the outstanding Debt Securities of all series under the Indenture with respect to which a default has occurred and is continuing may waive a default for all those series, except a default in the payment of principal or interest, or any premium, on any Debt Securities or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Debt Security of the series affected. (Section 513 of the Indenture.)

Concerning the Trustee

Deutsche Bank Trust Company Americas is the Trustee under the Indenture. We and certain of our affiliates may maintain deposit accounts and banking relationships with Deutsche Bank Trust Company Americas. Deutsche Bank Trust Company Americas may also serve as trustee under one or more other indentures pursuant to which securities of one or more of our affiliates are outstanding from time to time. Affiliates of Deutsche Bank Trust Company Americas have likely purchased, and are likely to purchase in the future, our securities and securities of our affiliates. The Trustee will perform only those duties that are specifically described in the Indenture unless an event of default under an Indenture occurs and is continuing. The Trustee is under no obligation to exercise any of its powers under the Indenture at the request of any holder of Debt Securities unless that holder offers indemnity to the Trustee satisfactory to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the Indenture.)

The Indenture permits us to name a different trustee for individual series of Debt Securities. If named, a series trustee performs the duties that would otherwise be performed by the Trustee under the Indenture with respect to that series; the series trustee will have no greater liabilities or obligations and will be entitled to all the rights and exculpations with respect to such series that would otherwise be available to the Trustee. If a series trustee is named, information about any series trustee will be disclosed in the prospectus supplement and the Trustee under the Indenture will have no responsibility with respect to that series.

Deutsche Bank Trust Company Americas administers its corporate trust business at 1 Columbus Circle, 17th Floor, New York, NY 10019 or such other address as the Trustee may notify to the Company from time to time.

Plan of Distribution

We may offer and sell or exchange the securities described in this prospectus:

•	through agents;

•	through one or more underwriters;

•	through one or more dealers;

•	directly to one or more purchasers (through a specific bidding or auction process or otherwise); or

•	through a combination of any such methods of sale.

The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices;

•	at negotiated prices; or

•	at a fixed exchange ratio in return for other of our securities.

Offers to purchase or exchange the securities may be solicited by agents designated by us from time to time. Any such agent will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If an underwriter or underwriters are utilized in the sale of the securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

If a dealer is utilized in the sale of the securities, we or an underwriter will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement relating thereto.

In connection with a particular underwritten offering of securities, and in compliance with applicable law, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the classes or series of securities offered, including stabilizing transactions and syndicate covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. A description of these activities, if any, will be set forth in the prospectus supplement relating to that offering.

Offers to purchase or exchange the securities may be solicited directly by us and sales or exchanges thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

We may enter into agreements with agents, underwriters and dealers under which we agree to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. The terms and conditions of such indemnification or contribution will be described in the applicable prospectus supplement. Certain of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., which we refer to as “FINRA,” the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

Where You Can Find More Information

We file annual, quarterly and special reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. Our SEC filings are available to the public from the SEC’s Internet site at http://www.sec.gov. Our annual and quarterly SEC filings can also be accessed via the following website address maintained by BHE: https://www.brkenergy.com/investors/financial-filings. The information found on such website, other than any of our SEC filings that are incorporated by reference herein, is not part of this prospectus.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities described in this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and the securities described in this prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The information filed by us with the SEC in the future will automatically update and supersede this information.

We incorporate by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file the registration statement that contains this prospectus and prior to the termination of any offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement; except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless specifically noted below or in a prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2022;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023; and

•	Current Reports on Form 8-K filed July 10, 2023 and September 1, 2023 and on From 8-K/A filed November 17, 2023.

You may request a copy of any of the documents incorporated by reference at no cost, by writing or telephoning us at:

Eastern Energy Gas Holdings, LLC

10700 Energy Way

Glen Allen, Virginia 23060

Attn: Legal Department

Telephone (804) 613-5100

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document.

Legal Matters

The validity of the securities described in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Certain matters of Virginia law have been passed upon for us by Anne E. Bomar, our Senior Vice President and General Counsel. Underwriters, dealers or agents, if any, who we will identify in a prospectus supplement or other offering materials, may have their counsel pass upon certain legal matters in connection with the securities offered by this prospectus.

Experts

The financial statements of Eastern Energy Gas Holdings, LLC as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2023 and 2022, June 30, 2023 and 2022 and September 30, 2023 and 2022, which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 incorporated by reference herein, they did not audit, and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

EASTERN ENERGY GAS HOLDINGS, LLC

$900,000,000 2024 Series A 5.650% Senior Notes due 2054

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